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                                                                    EXHIBIT 23.3

       REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND CONSENT

The Board of Directors
REPH LLC (formerly known as
 Republic Engineered Products Holdings LLC)

The audit referred to in our report dated April 1, 2004, except as to notes 1 and 3(k) which are as of November 23, 2004 and note 22 for which are as of March 21, 2005, included the related financial statement schedule for the period from January 1, 2003 through December 18, 2003, included in the registration statement. This financial statement schedule is the responsibility of REPH LLC's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Our report dated April 1, 2004, except as to notes 1 and 3(k) which are as of November 23, 2004 and note 22 which are as of March 21, 2005, contains an explanatory paragraph that states that as of December 19, 2003, REPH LLC sold substantially all of its operating assets to PAV Republic, Inc. and is in the process of winding down its estates and affairs and distributing the proceeds of its liquidated assets. The consolidated financial statements do not include any adjustments related to the sale of the assets or the ultimate wind down or distribution of liquidated assets.

We consent to the use of our report dated April 1, 2004, except as to notes 1 and 3(k) which are as of November 23, 2004 and note 22 which are as of March 21, 2005, with respect to the consolidated statements of operations, members' interests, and cash flows of REPH LLC and subsidiaries for the period from January 1, 2003 through December 18, 2003, included herein, and to the reference to our firm under the heading "Experts," "Summary Consolidated Financial and Operating Data," and "Selected Historical Consolidated Financial and Other Data" in the prospectus.

Cleveland, Ohio
March 21, 2005